UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 275

South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 26, 2022, Tempest Therapeutics, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”), (i) an aggregate of 3,149,912 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $2.36 per share, and (ii), in lieu of shares of Common Stock to certain Purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,206,020 shares of Common Stock (the “Warrant Shares”) at a purchase price of $2.359 per Pre-Funded Warrant (representing the $2.36 per Share purchase price less the exercise price of $0.001 per share). Each Pre-Funded Warrant has an exercise price of $0.001 per Warrant Share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

Versant Vantage II, L.P. (together with its affiliated funds, “Versant”), a beneficial owner of more than 5% of the Company’s common stock, is a Purchaser in the Private Placement. Additionally, Thomas Woiwode, Ph.D., a member of the Company’s Board of Directors (the “Board”), is an affiliate of Versant. The Private Placement was approved unanimously by the disinterested members of the Board.

The Pre-Funded Warrants to be issued in the Private Placement will provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

The Private Placement closed on April 29, 2022. The Company received aggregate gross proceeds from the Private Placement of approximately $15.0 million, before deducting estimated offering expenses payable by the Company.

The foregoing descriptions of the Securities Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on April 26, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares and the Warrant Shares held by the Purchasers (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Registrable Securities by no later than May 23, 2022 (the “Filing Deadline”). The Company has agreed to use reasonable efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the 30th calendar day following the filing of the registration statement (or, in the event of a “limited” or a “full review” by the SEC, the 45th or 60th day, respectively, following the such filing date), provided, the Company is not required to cause the initial registration statement to become effective prior to June 7, 2022. The Company also agreed to use reasonable efforts to keep such registration statement effective until the date the Shares and Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to the earlier of (A) two business days after the date which the Company is notified by the U.S. Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff (provided, that the Company shall not be required to cause the registration statement to become effective prior to June 7, 2022), or (B) 30 days following the Filing Deadline (or, in the event of “limited review” or “full review” by the SEC, 45 or 60 days, respectively, following the Filing Deadline) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Purchasers as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Purchasers in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.

On April 27, 2022, the Company issued a press release announcing the Private Placement, the entry into the Securities Purchase Agreement and the Registration Rights Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

On April 27, 2022, the Company issued a press release announcing that two abstracts were accepted for presentation during the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting being held from June 3-7, 2022. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in Item 8.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, the Company’s plans to file a registration statement to register the resale of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Company’s plans to present at the ASCO Annual Meeting, the information to be presented at such meeting, the results of the Company’s pre-clinical studies, development plans with regards to its product candidates and other programs. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investor, to satisfy the conditions to closing for the Private Placement; risks relating to the closing of the Private Placement; and risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1*	Securities Purchase Agreement, dated April 26, 22, by and among Tempest Therapeutics, Inc. and the persons party thereto

10.2*	Registration Rights Agreement, dated April 26, 22, by and among Tempest Therapeutics, Inc. and the persons party thereto

99.1	Press Release, dated April 27, 2022

99.2	Press Release, dated April 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: May 2, 2022	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer